TEFMD

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$10,421
Class B	$371
Class C	$951
Class F-1	$766
Class F-2	$69
Total	$12,578
Class R-5	$179
Total	$179

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5761
Class B	$0.4698
Class C	$0.4635
Class F-1	$0.5616
Class F-2	$0.6018
Class R-5	$0.5533

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	18,778
Class B	710
Class C	2,166
Class F-1	1,383
Class F-2	512
Total	23,549
Class R-5	0
Total	0

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$14.95
Class B	$14.95
Class C	$14.95
Class F-1	$14.95
Class F-2	$14.95
Class R-5	$0.00

TEFVA

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$11,790
Class B	$283
Class C	$744
Class F-1	$1,069
Class F-2	$134
Total	$14,020
Class R-5	$86
Total	$86

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5907
Class B	$0.4768
Class C	$0.4690
Class F-1	$0.5787
Class F-2	$0.6165
Class R-5	$0.5706

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,810
Class B	576
Class C	1,944
Class F-1	1,831
Class F-2	675
Total	26,836
Class R-5	0
Total	0

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.90
Class B	$15.90
Class C	$15.90
Class F-1	$15.90
Class F-2	$15.90
Class R-5	$0.00